Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Amended Quarterly Report of Comfort Systems USA, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Amended Report”), I, William George, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The Amended Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.             The information contained in the Amended Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ WILLIAM GEORGE
William George
Executive Vice President and Chief Financial Officer

November 13, 2006

*                    A signed original of this written statement required by Section 906 has been provided to Comfort Systems USA, Inc. and will be retained by Comfort Systems USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.